EXHIBIT 99.5

                     ANKLE AND FOOT CENTERS OF AMERICA, LLC
                        AMERICAN MEDICAL PROVIDERS, INC.
                                     UNITS
                                RESCISSION FORM

NOTICE TO THE OFFEREES OF THE AMERICAN MEDICAL PROVIDERS, INC. RESCISSION OFFER:

THIS UNITS RESCISSION FORM MUST BE FULLY EXECUTED AND RECEIVED BY ANKLE & FOOT CENTERS OF AMERICA, LLC ("AFC") TOGETHER WITH THE PROMISSORY NOTE(S) ("AFC PROMISSORY NOTES") AND CERTIFICATE(S) OF MEMBERSHIP INTERESTS IN AFC ("AFC
MEMBERSHIP INTERESTS") BEING RESCINDED, NO LATER THAN MARCH   , 1998 AT 5:00
P.M. (THE "EXPIRATION DATE") IN ORDER FOR AN INVESTOR TO ACCEPT AFC'S AND AMERICAN MEDICAL PROVIDERS, INC.'S (THE "COMPANY") OFFER OF RESCISSION (THE "UNITS RESCISSION OFFER"). FAILURE TO DELIVER THIS UNITS RESCISSION FORM BY
THE EXPIRATION DATE WILL EVIDENCE THE INVESTOR'S INTENTION TO REJECT THE RESCISSION OFFER. AN EXPLANATION OF THE ALTERNATIVE RIGHTS OF THE INVESTORS IN THE EVENT THEY ACCEPT OR REJECT THE RESCISSION OFFER ARE SET FORTH ON THE COVER
PAGES AND IN THE PROSPECTUS DATED MARCH   , 1998. SEE "UNITS RESCISSION
OFFER."

     This Units Rescission Offer relates to a rescission offer with respect to $1.4725 million principal amount of AFC Promissory Notes and 25,840 membership interests ("AFC Units") of AFC. The AFC Units were offered and sold by AFC, a principal stockholder of American Medical Providers, Inc. (the "Company"), to
16 investors in reliance on certain exemptions from registration under the Securities Act of 1933 (the "Securities Act"). Because certain of the AFC
Units were offered and sold after the Company's registration statement for its initial public offering was filed with the Securities and Exchange Commission (the "Commission") by AFC and because, as part of your investment in the AFC Units, you were given the option by the Company to purchase shares in the Company's underwritten initial public offering, an argument can be made that the consummation of the Company's public offering of Common Stock will cause such exemptions to be retroactively unavailable.

NOTICE TO RESIDENTS OF TEXAS:

     IF A RESCISSION OFFER COMPLIES WITH THE REQUIREMENTS OF TEXAS LAW, AN INVESTOR MAY NOT SUE ON HIS OR HER PURCHASE UNDER SECTION 33 OF THE TEXAS SECURITIES ACT UNLESS (I) HE OR SHE ACCEPTS THE UNITS RESCISSION OFFER BUT DOES NOT RECEIVE THE AMOUNT OF THE OFFER IN WHICH CASE HE OR SHE MAY SUE WITHIN 3 YEARS AFTER THE SALE OR (II) HE OR SHE REJECTS THE OFFER IN WRITING WITHIN 30 DAYS OF RECEIPT AND EXPRESSLY RESERVES IN THE REJECTION HIS RIGHT TO SUE, IN WHICH CASE HE OR SHE MAY SUE WITHIN ONE YEAR AFTER HE SO REJECTS.

COMPLETE AND SIGN ONLY ONE OF THE TWO FOLLOWING SECTIONS:
I.  ACCEPTANCE OF UNITS RESCISSION OFFER

     ACCEPT UNITS RESCISSION OFFER. The undersigned has received and had the opportunity to review the attached Prospectus which sets forth the terms of a Units Rescission Offer of AFC. The undersigned acknowledges and understands that if he or she elects to accept the Units Rescission Offer by completing this section entitled "Acceptance of Units Rescission Offer," then the AFC Units purchased by the undersigned as part of AFC's Bridge Financing (the "Bridge Financing") will be repurchased by AFC and he or she will no longer by entitled to any rights as a security holder of AFC by virtue of previously investing in AFC Units as part of the Bridge Financing. The undersigned will be paid the purchase price for each AFC Unit equal to $95,000 for the AFC Promissory Note and $5,000 for AFC membership interests plus a statutory rate of interest on the total $100,000 investment beginning on the date of the undersigned's purchase of his or her AFC Unit(s). The undersigned understands and acknowledges that such repayment shall be made promptly following the closing of the Company's initial public offering, but in no event more than 30 days after the receipt of the AFC Promissory Note and certificates representing the membership
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                                                                    EXHIBIT 99.5
                                                                     (CONTINUED)

certificates purchased in the Bridge Financing. The payment by AFC for the Units Rescission Offer will be made at Bank of America of Texas, 3 Greenway Plaza East, Houston, Texas 77046. The undersigned understands and acknowledges that the repayment shall satisfy in full all claims or potential claims of the undersigned in connection with his or her purchase of AFC Units including, but not limited to any claims under federal or state securities laws for the offer and sale of AFC Units. In addition, the undersigned acknowledges that he or she will not retain the right to have Class A Common Stock of the Company set aside to purchase at the initial public offering price of such shares. The undersigned, being a holder of AFC Units, hereby elects to accept the Units Rescission Offer to rescind his or her investment in the AFC Unit(s) purchased under the terms set forth in the Prospectus dated March __, 1998.

Number of AFC Units
Subject to Acceptance of Rescission:  ________________________

--------------------  ---------------------------------------------------------
       (Date)                                (Signature)

II.  REJECTION OF UNITS RESCISSION OFFER

     REJECT UNITS RESCISSION OFFER. The undersigned has received and had the opportunity to review the attached Prospectus which sets forth the terms of a Units Rescission Offer of AFC. The undersigned acknowledges and understands that if he or she elects to reject the Units Rescission Offer by completing this section entitled "Rejection of Units Rescission Offer," the undersigned will continue to hold AFC Unit(s) including the AFC Promissory Note(s) and AFC membership interests purchased pursuant to the Bridge Financing. Upon consummation of the Company's initial public offering and with respect to each full AFC Unit, the AFC Promissory Note will be repurchased for $95,000 and membership interests purchased in the Bridge Financing will be repurchased for $71,667 cash. The undersigned understands and acknowledges that such repayment shall satisfy in full all claims or potential claims of the undersigned in connection with his or her purchase of AFC Units including, but not limited to any claims under federal or state securities laws for the offer and sale of AFC Units. In addition, the undersigned will not retain the right to have any Class A Common Stock set aside to purchase at the Company's initial public offering price. The undersigned, being a holder of AFC Units hereby elects to reject the Units Rescission Offer, under the terms set forth in the Prospectus dated March __, 1998.

Number of AFC Units
Subject to Acceptance of Rescission:  $________________________

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       (Date)                                (Signature)